Exhibit 99.1

Vislink Reports Third Quarter 2023 Financial and Operational Results

Bolstered Leading Position in Airborne Video Downlink Systems (AVDS) Market through Acquisition of Broadcast Microwave Services Assets

Core MilGov Segment Revenue Increases 34% Year-Over-Year, Reaching $3.5 Million for the First Nine Months

Q3 Net Loss Improves 28% Year-Over-Year

Mt. Olive, NJ — November 8, 2023 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL), a global technology leader in the capture, delivery, and management of high quality, live video and associated data in the media and entertainment, law enforcement, and defense markets, today reported results for the third quarter ended September 30, 2023.

Third Quarter 2023 and Recent Operational Highlights

●	Acquired the assets of Broadcast Microwave Services (BMS), expanding Vislink’s market-leading position in the AVDS market. This strategic move opened valuable opportunities to introduce and promote the Company’s best-in-class AVDS products to BMS’ extensive customer network of end customers and OEMs.

●	Secured a $1.8 million agreement with ASPIRE for the A2RL Autonomous Race Series. Vislink, in partnership with FocalPoint VR, ensures reliable, low-latency video for real-time cockpit views at the track and at home. Vislink facilitates crucial data communication between the race cars and their control systems and generates recurring revenue from an annual service-level agreement.

●	Unveiled revolutionary bonded cellular transmitter, WMT LiveLink. Recipient of the IBC TVB Europe - Best of Show award, WMT LiveLink is the most compact and power-efficient unit on the market and is driving demand across Vislink’s MilGov and Live production end markets.

●	Expanded distribution footprint through strategic partnership with JB&A, the leading distributor of audiovisual solutions in the U.S. JB&A will offer Vislink’s solutions to broadcasters and content creators nationwide, amplifying Vislink’s presence in the U.S. broadcast and video markets.

●	Expanded LinkMatrix™ capability to Amazon Web Services (AWS), delivering essential insights for enhancing remote production workflows. The integration facilitates improved responsiveness and seamless collaboration, necessary for live broadcasts and efficient field operations within the public safety market.

Management Commentary

“During Q3, we continued our expansion into the growing global public safety market, highlighted by our recent acquisition of BMS assets,” said Vislink CEO Mickey Miller. “The strategic move not only broadened Vislink’s reach across OEMs and end customers, including key players in drone communications and control networks – an emerging growth market – but also positioned us to accelerate our topline in the near term. BMS further reinforces Vislink’s position as a leader in the AVDS market, bolstering our confidence in expanding our MilGov customer base.

“Our robust, vetted sales funnel is aligned well with our strategically constructed product portfolio. Building on our best-in-class AVDS products, LiveLink represents a pivotal step in expanding our presence across the Live Production and MilGov segments. The solution seamlessly transforms remote video transmission for broadcast crews and public safety agencies. Combined with our LinkMatrix solution, it forms a comprehensive, all-encompassing workflow management platform, enhancing operational efficiency and unlocking valuable recurring revenue streams.

“Financially, in the third quarter, we experienced a sequential rebound in revenue, and our ongoing cost-management measures drove year-over-year profitability improvements. Looking ahead, we see a transformed business with a lowered breakeven point, poised to continue innovating and meeting the demands of our expanded global customer base. Our ongoing exploration of strategic acquisition opportunities within the public safety market reflects our commitment to accelerating our growth trajectory and organizational scale.”

Third Quarter 2023 Financial Results

●	Revenue was $7.2 million compared to $7.1 million in the prior year period.

●	Gross margin increased to 54%, up from 49% in the prior year period.

●	Net loss attributable to common shareholders totaled $(2.0) million, or $(0.83) per share, an improvement compared to $(2.7) million, or $(1.16) per share, in the prior year period.

●	EBITDA (earnings before interest, taxes, depreciation, and amortization) totaled $(1.4) million, an improvement compared to $(4.7) million in the prior year period.

●	Cash and cash equivalents were $7.2 million at September 30, 2023. The Company had $10.9 million allocated to treasury bonds intended to be held to maturity. Cash burn in the third quarter was primarily influenced by the low revenue volume experienced in the second quarter. Additionally, around $5 million of shipments in the third quarter were delivered during the final two weeks of Q3, resulting in cash collection being deferred to the fourth quarter. The Company is focused on improving cash performance in the fourth quarter and in 2024.

Conference Call

Management will host a conference call today, November 8, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its financial results for the third quarter ended September 30, 2023.

Vislink management will host the presentation, followed by a question-and-answer period.

Toll-Free Number: 1-833-953-2432

International Number: 1-412-317-5761

Webcast: Click here to register

Please register online at least 10 minutes before the start time (although you may register, dial in, or access the webcast anytime during the call). If you have difficulty registering or connecting to the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live here and available for replay via the Investor Relations section of Vislink’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day through Wednesday, November 22, 2023.

Toll-Free Replay Number: 1-877-344-7529

International Replay Number: 1-412-317-0088

Replay ID: 7404536

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earnings release and the related earnings conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income and tax). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. A reconciliation of non-GAAP EBITDA to GAAP net loss appears in the financial tables accompanying this press release as set forth below.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results, and financial position, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities and transactions in our sales pipeline, Q4 cash collection and revenue from late Q3 orders, acquisitions integration including the recently acquired BMS assets, cost savings, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing, and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023, and in subsequent filings with, or submissions to, the SEC from time to time.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

About Vislink Technologies, Inc.

Vislink Technologies is a global technology leader in capturing, delivering and managing high-quality live video and associated data. With a renowned heritage in video communications encompassing over 50 years, Vislink has revolutionized live video communications by delivering the highest-quality video from the scene, even in the most challenging transmission conditions—enabling broadcasters and public safety agencies to capture and share live video seamlessly and securely. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G, and AI-driven technologies for automated news and sports productions. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Media Contact:

Nicole Rosen
D. Pagan Communications
nicoler@dpagan.com

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VISL@gateway-grp.com

-Financial Tables to Follow-

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$7,240	$25,627
Accounts receivable, net	7,407	6,007
Inventories, net	13,537	12,021
Investments held to maturity	10,920	—
Prepaid expenses and other current assets	2,033	1,232
Total current assets	41,137	44,887
Right of use assets, operating leases	716	1,075
Property and equipment, net	1,762	1,434
Intangible assets, net	4,156	4,400
Total assets	$47,771	$51,796
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,131	$2,626
Accrued expenses	1,807	1,568
Notes payable	199	84
Operating lease obligations, current	372	455
Customer deposits and deferred revenue	2,205	1,540
Total current liabilities	7,714	6,273
Operating lease obligations, net of current portion	823	1,107
Deferred tax liabilities	600	764
Total liabilities	9,137	8,144

Commitments and contingencies (See Note 13)
Series A Preferred stock, $0.00001 par value per share: -0- shares authorized on September 30, 2023, and December 31, 2022, respectively; -0- and 47,419 shares issued and outstanding on September 30, 2023, and December 31, 2022, respectively.	—	—
Stockholders’ equity
Preferred stock, $0.00001 par value per share: 10,000,000 shares authorized on September 30, 2023, and December 31, 2022, respectively	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on September 30, 2023, and December 31, 2022, respectively: Common stock, 2,387,596 and 2,367,362 were issued, and 2,387,463 and 2,367,229 were outstanding on September 30, 2023, and December 31, 2022, respectively.	—	—
Additional paid-in capital	347,165	345,365
Accumulated other comprehensive loss	(1,401)	(1,337)
Treasury stock, at cost – 133 shares as of September 30, 2023, and December 31, 2022, respectively	(277)	(277)
Accumulated deficit	(306,853)	(300,099)
Total stockholders’ equity	38,634	43,652
Total liabilities and stockholders’ equity	$47,771	$51,796

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenue, net	$7,179	$7,123	$19,410	$20,749
Cost of revenue and operating expenses
Cost of components and personnel	3,302	3,616	8,977	10,225
Inventory valuation adjustments	176	207	480	404
General and administrative expenses	4,793	4,624	14,500	13,973
Research and development expenses	805	885	2,480	3,154
Impairment on right-of-use assets	83	88	83	88
Amortization and depreciation	311	502	913	1,424
Total cost of revenue and operating expenses	9,470	9,922	27,433	29,268
Loss from operations	(2,291)	(2,799)	(8,023)	(8,519)
Other income (expense)
Unrealized loss on investments held to maturity	(4)	—	(67)	—
Gain on settlement of debt	—	17	—	26
Other income	(36)	(9)	294	307
Dividend income	104	—	323	—
Interest income, net	202	(3)	555	(8)
Total other income (expense)	266	5	1,105	325
Net loss before income taxes	(2,025)	(2,794)	(6,918)	(8,194)
Income taxes
Deferred tax benefits	55	54	164	161
Net loss	$(1,970)	$(2,740)	$(6,754)	$(8,033)

Basic and diluted loss per share	$(0.83)	$(1.16)	$(2.84)	$(3.46)
Weighted average number of shares outstanding:
Basic and diluted	2,382	2,370	2,377	2,322
Comprehensive loss:
Net loss	$(1,970)	$(2,740)	$(6,754)	$(8,033)
Unrealized gain (loss) on currency translation adjustment	(364)	746	(64)	1,885
Comprehensive loss	$(2,334)	$(1,994)	$(6,818)	$(6,148)

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING September 30, 2023
(IN THOUSANDS)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Reconciliation of net income to EBITDA
Net loss	$(1,970)	$(2,740)	$(6,754)	$(8,033)
Amortization and depreciation	311	502	913	1,424
Dividend income	(104)	-	(323)	-
Interest income, net	(202)	3	(555)	8
Tax	(55)	(54)	(164)	(161)
EBITDA	$(2,020)	$(2,289)	$(6,883)	$(6,762)
Stock based compensation	343	315	1,600	1,470
Severance	182	-	541	25
Impairment	83	88	83	88
Inventory step up	-	-	-	516
EBITDA Non-GAAP Adjusted	$(1,412)	$(1,886)	$(4,659)	$(4,663)